CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Smartsheet Inc. of our report dated March 31, 2020 relating to the financial statements, which appears in Smartsheet Inc.’s Annual Report on Form 10-K for the year ended January 31, 2021.
/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 30, 2021